Exhibit 99.2

AMERICAN DENTAL PARTNERS, INC.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On September 25, 2007, American Dental Partners, Inc. (the “Company”) completed the acquisition of 100% of the outstanding capital stock of Metropolitan Dental Holding, Inc. (“Metro”). The parties to the purchase agreement included the Company, Metro and its stockholders, Merit Dental Lab, LLC and Metro Dentalcare, PLC. The purchase price paid in connection with the acquisition consisted of cash in the amount of approximately $87,044,000, and a contingent earnout of up to $10,000,000 payable in 2008 based on Metro’s earnings before interest, taxes, depreciation and amortization for the fiscal year ended December 31, 2007. The acquisition was funded by borrowings pursuant to a Term Loan Agreement entered into by the Company on September 25, 2007.

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition of Metro by the Company, which was accounted for as a business combination using the purchase method of accounting. Under the purchase method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based on management’s preliminary valuation and is subject to change upon finalization of the valuation.

The following unaudited condensed combined balance sheet gives pro forma effect to the acquisition of Metro by the Company as if the transaction was completed on June 30, 2007. The unaudited condensed combined statements of operation for the fiscal year ended December 31, 2006 and for the six months ended June 30, 2007 give pro forma effect to the acquisition of Metro by the Company as if the transaction was completed on January 1, 2006.

These unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and do not purport to represent or be indicative of the financial position or the results of operations that actually would have been realized had the combination occurred on the dates specified herein or results of operations in future periods. In addition, the unaudited pro forma results do not give effect to any potential cost savings or other synergies that could result from the combination. The unaudited pro forma condensed combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements of Metro included elsewhere in this Form 8-K/A and in the Company’s annual report on Form 10-K for the year ended December 31, 2006 and the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007.

AMERICAN DENTAL PARTNERS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2007

(In thousands, except per share amounts)

	Historical
	Company	Metro	Pro forma Adjustments		Pro forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$5,693	$26	$(17	) (1)	$5,702
Accounts receivable, net	20,535	8,597	(8,536	) (1)	20,596
Prepaid expenses, inventories and other current assets	5,717	372	(36	) (1)	6,053
Deferred income taxes	1,983	—	153	(2)	2,136

Total current assets	33,928	8,995	(8,436)		34,487

Property and equipment, net	48,395	9,162	(249	) (3)	57,308

Non-current assets:
Goodwill	22,556	4,424	43,362	(4)	70,342
Service agreements and other intangible assets, net	113,273	14,500	36,960	(12)	164,733
Deferred income taxes	—	478	2,891	(2)	3,369
Other	1,086	390	(281	) (5)	1,195

Total non-current assets	136,915	19,792	82,932		239,639

Total assets	$219,238	$37,949	$74,247		$331,434

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,291	$1,845	$(1,113	) (6)	$12,023
Accrued compensation, benefits and other expenses	17,651	3,593	(900	) (7)	20,344
Deferred income taxes	—	—	63	(2)	63
Current maturities of debt	36	3,165	(3,017	) (13)	184

Total current liabilities	28,978	8,603	(4,967)		32,614
Non-current liabilities:
Long-term debt	42,621	15,502	72,094	(13)	130,217
Deferred income taxes	16,238	4,636	16,185	(2)	37,059
Other liabilities	417	—	143	(7)	560

Total non-current liabilities	59,276	20,138	88,422		167,836

Total liabilities	88,254	28,741	83,455		200,450

Minority interest	751	232	(232	) (14)	751

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.01 per share, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, par value $0.01 per share, 25,000,000 shares authorized, 13,338,721 shares issued; 12,756,221 shares outstanding at June 30, 2007	133	1	(1	) (8)	133
Additional paid-in capital	66,460	8,234	(8,234	) (8)	66,460
Treasury stock, at cost (582,500 shares)	(3,874)	—	—		(3,874)
Accumulated comprehensive income	309	—	—		309
Retained earnings	67,205	741	(741	) (8)	67,205

Total stockholders’ equity	130,233	8,976	(8,976)		130,233

Total liabilities and stockholders’ equity	$219,238	$37,949	$74,247		$331,434

AMERICAN DENTAL PARTNERS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

(In thousands, except per share amounts)

	Historical
	Company	Metro	Pro forma Adjustments		Pro forma Combined
Net revenue	$217,917	$58,624	$(13,885	) (9)	$262,656
Operating expenses:
Salaries and benefits	91,282	38,480	(11,610	) (10)	118,152
Lab fees and dental supplies	35,066	4,967	—		40,033
Office occupancy	26,404	2,591	—		28,995
Other operating expense	19,084	7,723	(1,588	) (11)	25,219
General corporate expense	12,696	—	84	(16)	12,780
Depreciation	7,845	1,768	(441	) (3)	9,172
Amortization of intangible assets	5,358	1,958	542	(12)	7,858

Total operating expenses	197,735	57,487	(13,013)		242,209

Earnings from operations	20,182	1,137	(872)		20,447
Interest expense	1,848	2,125	3,401	(13)	7,374
Minority interest	54	(6)	6	(14)	54

Earnings before income taxes	18,280	(982)	(4,279)		13,019
Income taxes	7,146	(411)	(1,645	) (15)	5,090

Net earnings	$11,134	$(571)	$(2,634)		$7,929

Net earnings per common share:
Basic	$0.91				$0.64

Diluted	$0.86				$0.61

Weighted average common shares outstanding:
Basic	12,301				12,301

Diluted	12,916		—	(16)	12,916

AMERICAN DENTAL PARTNERS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2007

(In thousands, except per share amounts)

	Historical
	Company	Metro	Pro forma Adjustments		Pro forma Combined
Net revenue	$132,010	$35,173	$(7,814	) (9)	$159,369
Operating expenses:
Salaries and benefits	55,165	21,905	(6,935	) (10)	70,135
Lab fees and dental supplies	20,680	3,084	—		23,764
Office occupancy	14,409	1,425	—		15,834
Other operating expense	11,060	4,146	(749	) (11)	14,457
General corporate expense	8,051	—	42	(16)	8,093
Depreciation	4,310	882	(50	) (3)	5,142
Amortization of intangible assets	2,925	1,011	239	(12)	4,175

Total operating expenses	116,600	32,453	(7,453)		141,600

Earnings from operations	15,410	2,720	(361)		17,769
Interest expense	1,203	976	1,733	(13)	3,912
Minority interest	247	(51)	51	(14)	247

Earnings before income taxes	13,960	1,795	(2,145)		13,857
Income taxes	5,553	726	(764	) (15)	5,515

Net earnings	$8,407	$1,069	$(1,381)		$8,342

Net earnings per common share:
Basic	$0.67				$0.66

Diluted	$0.64				$0.63

Weighted average common shares outstanding:
Basic	12,563				12,563

Diluted	13,203		3	(16)	13,206

AMERICAN DENTAL PARTNERS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)	Description of the Acquisition

On September 25, 2007, American Dental Partners, Inc. (the “Company) completed the acquisition of 100% of the outstanding capital stock of Metropolitan Dental Holding, Inc. The parties to the purchase agreement included the Company, Metro and its stockholders, Merit Dental Lab, LLC and Metro Dentalcare, PLC. The purchase price paid in connection with the acquisition consisted of cash in the amount of approximately $87,044,000 and a contingent earnout of up to $10,000,000 payable in 2008 based on Metro’s earnings before interest, taxes, depreciation and amortization for the fiscal year ended December 31, 2007. The acquisition was funded by borrowing pursuant to a Term Loan agreement entered into by the Company on September 25, 2007.

In connection with the acquisition, a subsidiary of Metro entered into a 40-year service agreement with Metro Dentalcare, PLC, an affiliated professional limited liability company.

(2)	Basis of Presentation

The acquisition has been accounted for under the purchase method in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Under the purchase method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based on management’s preliminary valuation and is subject to change upon finalization of the valuation. Of the identifiable intangible assets, $48,700,000, which is not expected to be deductible for tax purposes, was allocated to the service agreement and approximately $2,760,000, which is also not expected to be deductible for tax purposes, was allocated to the trade name. The Company also incurred approximately $530,000 in transaction costs in connection with the acquisition. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$4,137
Property, plant and equipment	9,054
Intangible assets	51,460
Goodwill	43,172
Non-current assets	3,631

Total assets acquired	111,454

Current liabilities	(2,774)
Non-current liabilities	(21,636)

Total liabilities assumed	(24,410)

Net assets acquired	$87,044

AMERICAN DENTAL PARTNERS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(3)	Pro Forma Adjustments

The Company did not acquire the affiliated professional limited liability company that was consolidated into Metro’s financial statements. Accordingly, certain of the adjustments below are to remove the affiliated limited liability company’s financial statement items that would not have been consolidated with the Company’s financial statements. The accompanying unaudited pro forma condensed combined statements of operations and balance sheet include the following adjustments:

(1)	To adjust for current assets of the affiliated limited liability company that was not acquired by the Company.

(2)	To record deferred tax assets and liabilities as a result of intangible assets acquired not being deductible for tax purposes.

(3)	To adjust fixed assets acquired to fair value and depreciate in accordance with the Company’s depreciation methods.

(4)	Goodwill resulting from acquisition of Metro.

(5)	To adjust for other non current assets of the affiliated liability company that was not acquired by the Company.

(6)	To adjust for accounts payable of the affiliated limited liability company that was not acquired by the Company.

(7)	To adjust for $1,300,000 of accrued compensation, benefits and other expenses of the affiliated limited liability company which was not acquired by the Company, to record $530,000 of transaction costs associated with the acquisition and to reclassify ($143,000) to conform to the Company’s financial statement presentation.

(8)	To eliminate equity accounts of Metro

(9)	To record clinical reimbursement and management fee revenue of $44,700,000 and $27,400,000 for the twelve months ended December 31, 2006 and six months ended June 30, 2007, respectively, and to remove patient revenue of the affiliated limited liability company which was not acquired by the Company of $58,600,000 and $35,200,000 for the twelve months ended December 31, 2006 and six months ended June 30, 2007.

(10)	To adjust for doctor salaries and benefits of the affiliated limited liability company that was not acquired by the Company.

(11)	To adjust for other operating expenses of the affiliated limited liability company that was not acquired by the Company.

(12)	To record at fair value the acquired intangibles and amortize over the estimated twenty-five year useful lives of the service agreements and the estimated five year life of the trade name.

AMERICAN DENTAL PARTNERS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(3)	Pro Forma Adjustments (continued)

(13)	Primarily reflects the $87,044,000 borrowed by the Company to finance the acquisition. The current effective interest rate on the term loan, which was used to estimate interest expense for Metro acquisition on these unaudited pro forma statements of operation, is 6.39%. Additional pro forma interest expense for the year ended December 31, 2006 and the six months ended June 30, 2007 was $5,000,000 and $2,600,000, respectively. The additional expense from the borrowing is partially offset by $2,100,000 and $1,000,000 of interest expense reductions for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively, due to the Metro debt payoffs of approximately $18,000,000 that would have occurred on the assumed acquisition date of January 1, 2006.

(14)	To adjust for minority interest of the affiliated limited liability company that was not purchased by the Company.

(15)	To reflect the tax effects of the pro forma adjustments. The Company’s effective rate was 39.1% and 39.8% for the twelve months ended December 31, 2006 and for the six months ended June 30, 2007, respectively.

(16)	To record the impact of additional stock based compensation expense associated with the grants made in connection with, and on the date of, the acquisition. Fair value of the grants to record expense was determined using the Black-Scholes method. The impact of the grants on diluted earnings per share was computed using the “treasury stock” method. For the year ended December 31, 2006, the options were determined to be anti-dilutive and thus had no impact on the diluted weighted average common shares outstanding.